UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 200

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On July 25, 2023, Kiromic BioPharma, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Meeting”).

As of June 9, 2023, the record date for the Meeting, there were 1,176,260 shares of our common stock outstanding.

At the Meeting, the stockholders voted and approved the following three proposals and cast their votes as follows:

1. To elect the three (3) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified including Pietro Bersani, Americo Cicchetti and Michael Nagel.

Name	Votes For	Withhold	Broker Non-Vote
Pietro Bersani	201,006	111,697	193,715
Americo Cicchetti	195,074	117,629	193,715
Michael Nagel	154,911	157,792	193,715

2. To ratify the appointment of Whitley Penn, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
394,137	15,347	96,934	0

3. To approve the amendment to the Company’s 2021 Omnibus Equity Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
166,575	121,013	25,115	193,715

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: July 25, 2023	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Executive Officer

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